LOAN AGREEMENT

THIS AGREEMENT made this 1st day of November 2018 by PALADIN REINSURANCE COMPANY, INC. (“Lender”) and AMERICAN REBEL HOLDINGS, INC., a Nevada corporation (“Borrower”), collectively (“Parties”).

WITNESSETH:

WHEREAS, Borrower desires to obtain loans from Lender to serve Borrower’s business needs; and,

WHEREAS, Lender is willing to enter into loan transactions with Borrower on the terms and conditions as set forth in this Agreement; and,

NOW THEREFORE, for Ten and no/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by all Parties, the Parties agree as follows:

1. Lender agrees to loan the principal sum of Four Hundred Thousand and no/100 Dollars ($400,000.00) to Borrower that will be evidenced by separate Borrower’s negotiable Promissory Note in the form set forth as Exhibit “1” (“Note”) attached hereto and incorporated herein by reference.

2. Borrower further warrants and represents that its CEO/president, Charles A. Ross, Jr., has actual authority by Borrower’s Board of Directors to enter into this transaction with Lender on the terms set forth herein.

IN WITNESS WHEREOF the parties have executed this Agreement on the dates set forth each signature below.

(Signature Page to Follow)

BORROWER:
AMERICAN REBEL, INC.

By:	/s/Charles A. Ross, Jr.	Date: 10-31-2018
Charles A. Ross, Jr., as president and CEO

LENDER:
By:	/s/ Dr. Roy Talley	Date: 10-31-2018
Name:	Roy L. Talley, Jr.	Title: President

PROMISSORY NOTE (“Note”)

$400,000	November 1, 2018

FOR VALUE RECEIVED on the date stated above (the “Effective Date”), the undersigned AMERICAN REBEL HOLDINGS, INC. (the “Borrower”) promises to pay to the order of PALADIN REINSURANCE COMPANY, INC. (the “Lender”) c/o Accountants and Business Advisors, LLC (ABA), at 2631-A N.W. 41st Street, Gainesville, FL 32606, or at such other place as the Lender may designate in writing to the undersigned Borrower, the sum of FOUR HUNDRED THOUSAND DOLLARS ($400,000), together with interest thereon (the “Debt”), in accordance with the following terms and conditions.

1. Stated Interest Rate. The principal sum outstanding hereunder ($400,000) shall bear interest at a rate of TWELVE PER CENT (12%) per annum (the “Stated Interest Rate”). As attested by the Borrower, the Lender entered into this loan for working capital needs of the Borrower.

2.Term. After the passage of six months from the Effective Date, the principal amount, and all interest, shall be repaid in one lump sum.

3.Cure. In the event of default in the payment of said principal and interest, Lender shall thereafter be entitled to bring suit against the Borrower in a court of competent jurisdiction.

4.Prepayment. Payment on the Debt may be made at any time by the Borrower, or from time to time, in whole or in part, without any penalty.

5.Expenses. All expenses, filing fees, legal fees in connection with this Note incurred by the Borrower in connection with this loan transaction including transfer, assignment or pledge of this Note will be paid by the Borrower.

6.Place of Payment. All payments hereunder shall be made to the address of the Lender as set forth herein or as the Lender may otherwise designate in writing to the Borrower.

7.Notices. All notices, approvals, consents, demands, requests or other communications required or permitted under this Note (“Notices”) shall be in writing, shall be addressed to the receiving party, and shall be personally delivered, sent by overnight mail (a carrier that provides receipts for all deliveries), sent by certified mail, postage prepaid, return receipt requested, sent by email (provided that a successful electronic confirmation is received), or sent by facsimile transmission (provided that a successful transmission report is received). All Notices shall be effective upon receipt at the address indicated next to the party’s name in this Note or at such other address as shall be designated by such party in a written notice delivered in accordance with this Paragraph. Notice of change of address shall be given by written notice in the manner set forth in this Paragraph. Rejection or other refusal to accept or the inability to deliver any Notice due to changed address or facsimile number of which no Notice in accordance with this Paragraph was given shall be deemed to constitute receipt of such Notice. Any operational failure of a Notice recipient’s facsimile equipment shall extend the time for giving of Notice during such period up to a maximum delay of forty-eight (48) hours.

8.Severability. If any provision hereof is found by a court of competent jurisdiction to be invalid, illegal or unenforceable, then the other provisions hereof shall remain in full force and effect and shall not be strictly construed for or against the drafter of this Promissory Note.

9.Binding Nature. The provisions of this Promissory Note shall be binding on the Borrower, successors and assigns of the Borrower, and shall inure to the benefit of the Lender and any subsequent holder of this Promissory Note, and their respective successors and assigns.

10.Construction; Governing Law, Jurisdiction; Jury Trial. This Note shall be governed as to its validity, interpretation, construction, effect and in all other respects by and in accordance with the laws and interpretations thereof of the State of Tennessee, without giving effect to the principles of conflicts of laws. Each party hereby irrevocably submits to the exclusive jurisdiction of the State of Tennessee, and agrees that any dispute litigated shall be commenced and resolved in the District Court of Davidson County, Tennessee for the adjudication of any dispute hereunder or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, or in any manner arising in connection with or related to the transactions contemplated hereby or involving the parties hereto whether at law or equity and under any contract, tort or any other claim whatsoever and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.

Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing or faxing a copy thereof to such party at the address for such notices as listed in this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

This Note has been negotiated, executed, made and delivered in the County of Davidson, State of Tennessee, where all advances and repayments shall be made. It is agreed that this Note, and all Loan Documents shall not become effective until Borrower signs and ratifies them, thus causing this Note and all Loan Documents to be deemed executed in Tennessee.

Unless the context otherwise requires, the use of terms in singular and masculine form shall include in all instances singular and plural number and masculine, feminine and neuter gender.

IN WITNESS WHEREOF, Borrower has executed this Promissory Note as of the Effective Date.

Borrower: AMERICAN REBEL HOLDINGS, INC.

By:	/s/Charles A. Ross, Jr.
Name:	Charles A. Ross, Jr.
Title:	Chief Executive Officer

Approved as to the Form and Content as of the Effective Date hereof:

Lender: PALADIN REINSURANCE COMPANY, INC.

Name:	Roy L. Talley, Jr.
Title:	President
/s/Dr. Roy Talley